Exhibit 99

FOR IMMEDIATE RELEASE	May 23, 2018
Contact: Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION CHANGES NAME TO JEFFERIES FINANCIAL GROUP INC.

JEFFERIES FINANCIAL GROUP INC. ANNOUNCES QUARTERLY DIVIDEND

New York, New York, May 23, 2018 – Jefferies Financial Group Inc. (NYSE: JEF), formerly known as Leucadia National Corporation, announced today that its shareholders have overwhelmingly voted in favor of changing the name of Leucadia National Corporation to Jefferies Financial Group Inc., which is effective immediately. As of trading tomorrow, Jefferies Financial Group Inc. will trade on the New York Stock Exchange under the ticker symbol JEF.

Jefferies’ CEO, Rich Handler, and President, Brian Friedman, noted, “Changing our name to Jefferies Financial Group Inc. reflects that we are now a diversified financial services company, and Jefferies is by far our largest business and our engine of opportunity. We will continue to use the wonderful Leucadia name in our asset management and merchant banking activities where its reputation for long-term value creation is widely recognized.

“Jefferies Financial Group Inc. better reflects who we are today and going forward, materially aids the brand recognition of our Jefferies investment banking and trading operations, and unifies our presence and our prominence in the financial community.”

Jefferies Financial Group Inc. also announced today that the Board of Directors has declared a quarterly cash dividend equal to $0.10 per Jefferies Financial Group Inc. common share payable on June 29, 2018 to record holders of its common shares on June 18, 2018.